Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated May 11, 2017 relating to the combined financial statements of Fidelity National Financial Ventures Operations appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Jacksonville, FL

May 11, 2017